Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (“Agreement”) is made and entered into as of the 9th day of September, 2011 by and between Greenstar North America Holdings Inc., a Delaware corporation (“Seller”), and Green Plains Renewable Energy, Inc., an Iowa corporation (“Buyer”).

WHEREAS, Seller owns of record Eleven Million Two Hundred Twenty-Seven Thousand Six Hundred Fifty-Three (11,227,653) shares of the common stock of Buyer;

WHEREAS, NTR plc, a public liability company registered in the Republic of Ireland and the ultimate parent of Seller (“Parent”), is the beneficial owner of such shares of the common stock of Buyer;

WHEREAS, Seller desires to sell Three Million Five Hundred Thousand (3,500,000) shares (“Shares”) of the common stock of Buyer to Buyer, and Buyer desires to purchase the Shares from Seller, on the terms and conditions hereinafter set forth (“Purchase”).

NOW THEREFORE, in consideration of the foregoing and subject to the terms of this Agreement, Buyer and Seller agree as follows:

1. Transfer of Stock. Subject to the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer and deliver the Shares to Buyer, free and clear of all security interests, encumbrances, mortgages, charges, liens, options and pledges of every kind, and Buyer agrees to purchase the Shares from Seller, for the consideration specified in Section 3 hereof.

2. Closing Date. The closing of the Purchase (the “Closing”) shall take place at the office of the Buyer on September 9, 2011 or such other date as Seller and Buyer may agree (the “Closing Date”).

3. Purchase Price. The purchase price for each Share (the “Purchase Price”) shall be $8.00.

4. Deliveries by Buyer and Seller.

(a) On the Closing Date or as soon thereafter as practicable, Seller shall deliver the Shares to Buyer, through the facilities of the Depository Trust Company or the Buyer’s transfer agent, Computershare, as the case may be, for Buyer’s account, with the signature guarantee and stock power in the form provided by the transfer agent, against payment by Buyer of the Purchase Price therefore in accordance with Section 4(b).

(b) On September 16, 2011, Buyer shall deliver to Seller 50% of the Purchase Price for the Shares, with the remaining 50% of the Purchase Price to be delivered on November 15, 2011; except that Buyer, in its sole discretion, may decide to delay the November 15 payment until December 15, 2011, in which case Buyer will also pay interest in an amount equal to 3% per annum, for the period from September 16 to

December 15, on the remaining 50% of the Purchase Price. All payments under this Section 4(b) shall be made by wire transfer to Seller pursuant to wire transfer instructions delivered by Seller to Buyer at least three (3) days before the Closing Date.

(c) On September 16, 2011, Buyer shall deliver to Seller a Promissory Note, in substantially the form attached hereto as Exhibit A and an Assignment and Pledge of Stock, in substantially the form attached hereto as Exhibit B.

5. Representations and Warranties.

(a) Seller hereby makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof, and each of which shall survive the Closing and the transactions contemplated hereby:

(i) Title to Shares. Seller is the record owner, and Parent is the beneficial owner, of the Shares. The Shares are free and clear of any security interests, claims, liens (including tax liens), pledges, penalties, charges, encumbrances, buy-sell agreements, rights-of-first refusal, or rights of others whatsoever.

(ii) Status of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the organizational power and authority to own and operate its business as now being conducted.

(iii) Authority and Binding Obligation. Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated by this Agreement have been duly authorized by the board of directors of Seller and no other action by Seller’s sole shareholder is necessary to approve the Agreement and the transactions contemplated hereunder. This Agreement has been executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability thereof may be limited by creditors’ rights generally or by general principles of equity.

(iv) No Conflict or Violation. The execution and delivery of this Agreement by Seller does not, and the consummation of the transaction contemplated by this Agreement will not, (i) conflict with, or result in any violation of, Seller’s organizational documents, or (ii) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, will give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any lien upon the properties or assets of Seller under, any provision of any agreement, note, bond, mortgage, indenture, lease or other contractual obligation to which Seller is a party or by which its properties and assets are bound.

(v) Access to Information. Seller has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Buyer concerning the terms and conditions of the purchase of the Shares; (ii) access to information about Buyer and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects, including Buyer’s filings with the Securities and Exchange Commission (“SEC”); and (iii) the opportunity to obtain such additional information that Buyer possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the sale of the Shares. Seller acknowledges that the Chief Executive Officer of Parent is a member of Buyer’s board of directors and is familiar with Buyer’s operations and financial condition.

(vi) Independent Investment Decision. Seller has independently evaluated the merits of its decision to sell the Shares to Buyer pursuant to this Agreement, and confirms that it has not relied on the advice of Buyer or any of Buyer’s advisors.

(vii) Brokers or Finders. Seller has not incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee, agent’s commission or other similar payment in connection with the transactions contemplated by this Agreement.

(b) Buyer hereby makes the following representations and warranties to Seller, each of which is true and correct on the date hereof, and each of which shall survive the Closing and the transactions contemplated hereby:

(i) Status of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Iowa, and has the corporate power and authority to own and operate its business as now being conducted.

(ii) Authority and Binding Obligation of the Buyer. Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement have been duly authorized by a special committee of the board of directors of Buyer and the board of directors of the Buyer. The board of directors of Buyer has taken all necessary action on the part of Buyer to carry out the transactions contemplated by this Agreement, and no other action by Buyer’s shareholders is necessary to approve this Agreement and the transactions contemplated hereunder. This Agreement has been executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforceability thereof may be limited by creditors’ rights generally or by general principles of equity.

(iii) No Consents. The execution, delivery, and performance by Buyer of this Agreement the consummation of the transactions contemplated hereby do not and will not require the consent, notice or other action by any person under any contract to which Buyer is a party.

(iv) Disclosure. Buyer has filed with the SEC all reports, forms and other information required to be filed by it under the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials being collectively referred to herein as the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such Disclosure Materials prior to the expiration of any such extension. As of the respective dates on which they were filed with the SEC, the Disclosure Materials conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, and none of such Disclosure Materials contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) Solvency. Immediately after the consummation of the transactions to occur at the Closing Date, (a) Buyer will be able to pay its debts as they become due in the usual course of business, (b) the fair value of Buyer’s assets will be greater than the sum of its total liabilities, and (c) the Seller will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

(vi) Brokers or Finders. Seller has not incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee, agent’s commission or other similar payment in connection with the transactions contemplated by this Agreement.

6. Conditions to Each Party’s Obligations. The obligation of Buyer to purchase the Shares, and the obligation of Seller to sell the Shares, is subject to the satisfaction of the following condition: No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing, or rendering illegal, the consummation and performance of this Agreement shall be in effect.

7. Indemnification.

(a) Indemnification of the Buyer. Seller agrees to indemnify, defend and hold Buyer, its directors, officers, employees and agents, harmless from and against any and all losses, claims, demands, suits, actions, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) of every kind, nature and description (collectively, “Losses”) based upon, arising out of or otherwise in respect of a breach of any warranty, agreement, covenant or representation made in this Agreement by Seller or in any statement, document, exhibit or certification furnished by Seller pursuant hereto.

(b) Indemnification of the Seller. Buyer agrees to indemnify, defend and hold Seller, its directors, officers, employees and agents, harmless from and against any and all Losses based upon, arising out of or otherwise in respect of a breach of any warranty, agreement, covenant or representation made in this Agreement by Buyer or in any statement, document, exhibit or certification furnished by Buyer pursuant hereto.

(c) Indemnification Procedure. A party claiming the right to indemnification pursuant to this Section 7 (the “Indemnified Party”) shall notify the other party (the “Indemnifying Party”) in writing promptly after it becomes aware of a Loss or claimed Loss, including the assertion of any third-party claim (“Claim”) upon which the Indemnified Party has a right to base a claim for indemnification hereunder; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless and solely to the extent the Indemnifying Party thereby is prejudiced. Upon receipt of such notice, the Indemnifying Party shall be entitled to (i) participate at its own expense in the defense or investigation of any such Claim, or (ii) assume the defense thereof in which event the Indemnifying Party shall not be liable to the Indemnified Party for legal or attorneys’ fees thereafter incurred by the Indemnified Party in defense of such Claim; provided, that if the Indemnified Party may have any unindemnified liability arising out of such Claim, the Indemnified Party shall have the right to approve the counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld. If the Indemnifying Party assumes the defense of any Claim, all costs of defense of such Claim shall thereafter be borne by the Indemnifying Party and it shall have the authority to compromise and settle such Claim, or to appeal any adverse judgment or ruling with the costs of such appeal to be paid by the Indemnifying Party; provided, however, if the Indemnified Party may have any unindemnified liability arising out of such Claim, the Indemnifying Party shall have the authority to compromise and settle each such Claim only with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party may continue to participate in the litigation of any Claim at its expense after the Indemnifying Party assumes the defense of such Claim. In the event the Indemnifying Party does not elect to assume the defense of a third-party Claim within twenty (20) days after receipt of notice of the Claim from the Indemnified Party, the Indemnified Party shall have authority to compromise and settle such Claim at the expense of the Indemnifying Party, or to appeal any adverse judgment or ruling with the costs to be paid by the Indemnifying Party.

8. Additional Agreements.

(a) Reasonable Best Efforts. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things reasonably necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the sale of the Shares pursuant to this Agreement, including (i) the obtaining of all consents and the taking of all reasonable steps as may be necessary to obtain consents, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, and (iv) the execution and delivery of any additional instruments necessary to carry out the purposes of this Agreement.

(b) Transfer Taxes. Buyer shall pay all transfer taxes arising out of the sale of the Shares, including, but not limited to stock transfer and similar taxes and fees, arising out of or in connection with the transactions contemplated by this Agreement. For avoidance of doubt, Buyer shall not be required to assume liability for or pay any income or gains tax of Seller as a result of any income or gains recognized by it.

9. Termination.

(a) Termination By Mutual Consent. This agreement may be terminated by mutual written consent of Seller and Buyer without liability on the part of Seller or Buyer.

(b) Termination by Either Seller or Buyer. This Agreement may be terminated by either Seller or Buyer if the conditions precedent to the party’s obligations to consummate the transactions contemplated by this Agreement have not been satisfied, waived or performed; provided, however, that the right to terminate this Agreement under this Section 9(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of this transaction to occur.

(c) Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller as provided in this Section 9, this Agreement shall forthwith become void and of no effect, without any liability on the part of Buyer or Seller, other than the indemnity obligations contained in Section 7, which shall survive such termination, and except to the extent that such termination results from a fraud or willful and intentional breach by a party of any representation, warranty or covenant set forth in this Agreement.

10. Miscellaneous.

(a) Extension; Waiver. At any time prior to Closing, the parties may extend the time for performance of any of the obligations or other acts of the other party or waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or waive compliance with any of the agreements or conditions contained in this Agreement (provided that a waiver must be in writing and signed by the party against whom the waiver is to be effective). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No provision of this Agreement requiring any party to use reasonable efforts or to act in good faith in any context shall be interpreted to require a party, as a part of such party’s duty to use reasonable efforts or to act in good faith in the context in question, to waive any condition to the obligations of such party hereunder or to refrain from exercising any right or power such party may have hereunder.

(b) Expenses. Each party shall bear and pay its or his own costs and expenses in connection herewith (including, without limitation, fees and expenses of any finders, brokers or financial advisors) in all events.

(c) Successors. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns or legal representatives of the parties hereto. Notwithstanding the foregoing sentence, this Agreement shall not be assigned by any party hereto without the prior written consent of the other party.

(d) Notices. Any notice, request, instruction or other document to be given hereunder or to any party shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the fourth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(d) as follows:

If to Buyer:

Green Plains Renewable Energy, Inc.

Attn: General Counsel

450 Regency Parkway, Suite 400

Omaha, NE 68114

Facsimile Number: 402-301-8698

Email Address: Michelle.Mapes@gpreinc.com

With a copy to:

Jeffrey T. Haughey

Husch Blackwell LLP

4801 Main Street, Suite 100

Kansas City, MO 64112

Facsimile Number: 816-983-8080

Email Address: Jeff.Haughey@huschblackwell.com

If to Seller:

Greenstar North America Holdings, Inc.

Attn: Ms. Caroline Bergin

Burton Court

Burton Hall Drive

Sandyford, Dublin 18

Ireland

Facsimile Number: 00 353 1 2061372

Email Address: Caroline.Bergin@ntrplc.com

With a copy to:

NTR plc

Attention: Ms. Caroline Bergin

Burton Court

Burton Hall Drive

Sandyford, Dublin 18

Ireland

Facsimile Number: 00 353 1 2061372

Email Address: Caroline.Bergin@ntrplc.com

and to:

CJ Voss

Stoel Rives LLP

3600 One Union Square

600 University Street

Seattle, WA 98101

Facsimile Number: (206) 386-7500

Email Address: cjvoss@stoel.com

(e) Captions. The headings of the sections herein are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement

(f) Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the matters covered herein. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the parties hereto.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to its rules of conflict of laws. The parties do not intend that any dispute or controversy under this Agreement be subject to arbitration or be arbitrated.

(h) Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

(i) Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

(j) Trial by Jury. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER AGREEMENTS AND TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR REFERRED TO HEREIN.

(k) Multiple Counterparts. This Agreement may be executed in separate counterparts by the parties hereto and all of such counterparts shall be considered as one and the same instrument and all of such agreements shall be deemed but one and the same agreement.

(l) Singular Plural. Whenever the singular form of any word is used in this Agreement, the same shall include the plural form of such word, whenever appropriate, and vice versa.

(m) Survival of Covenants. Each of the covenants and agreements contained herein to be performed after Closing shall survive the Closing of the transactions contemplated by this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first set forth above.

GREENSTAR NORTH AMERICA HOLDINGS INC.

By:	/S/ Caroline Bergin
Name:	Caroline Bergin
Title:	Group Legal Director & Company Secretary
NTR plc

GREEN PLAINS RENEWABLE ENERGY, INC.

By:	/S/ Michelle Mapes
Name:	Michelle Mapes
Title:	EVP-General Counsel & Corp. Secretary

Exhibit A

PROMISSORY NOTE

$14,000,000.00	Dated as of: September 16, 2011

For value received, GREEN PLAINS RENEWABLE ENERGY, INC., an Iowa corporation (the “Debtor”), agrees to pay to the order of GREENSTAR NORTH AMERICA HOLDINGS INC., a Delaware corporation (“Greenstar”), the principal sum of Fourteen Million and 00/100 U.S. Dollars ($14,000,000.00) together with interest thereon as specified herein, all of which shall be due and payable on either (i) November 15, 2011 or (ii) December 15, 2011, with such date to be determined by Debtor in its sole discretion (the “Due Date”). If Debtor selects December 15, 2011 as the Due Date, then and only then, shall interest accrue on the principal amount of this Note at a rate of Three Percent (3.0%) per annum for the period beginning on the date of this Note and ending on the earlier of (i) when the outstanding balance due hereunder is zero ($0.00), or (ii) December 15, 2011.

This Promissory Note (the “Note) is delivered pursuant to Section 4(c) of that certain Stock Repurchase Agreement by and between Greenstar and Debtor (the “Repurchase Agreement”) and will be secured by that certain Assignment and Pledge of Stock dated on or about the date herewith (“Assignment”) executed by Debtor in favor of Greenstar pledging certain shares of treasury stock of Debtor. Greenstar is not required, but may choose at its sole discretion, to rely on any security granted to it for the payment of this Promissory Note in the case of default, but may proceed directly against the Debtor.

In addition to exercising any rights Greenstar has been granted by Debtor under the Assignment, Debtor, as evidenced by its signature below, authorizes Greenstar to seek any other legal means of collection if Debtor is in default of this Note.

If Debtor fails to pay the principal and accrued interest, if applicable, on this Note in full on or before the selected Due Date (an “Event of Default”) then this Note and all of the obligations hereunder shall become due immediately.

The whole or part of the principal due hereunder may be prepaid at any time without penalty provided there exists at the time of prepayment no default hereunder. Payments shall be applied first to the payment of any fees, expenses or past due amounts owing by the Debtor to Greenstar, second to interest accrued on the unpaid principal balance, if applicable, and third to the principal balance.

Except as expressly set forth herein, the Debtor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an Event of Default occurs, Greenstar shall be entitled to recover from Debtor all reasonable costs and expenses of collection of the Greenstar, including court costs and reasonable attorney’s fees, in the event collection procedures are commenced by the Greenstar in accordance with the terms of this Note or the Assignment after any amount hereunder becomes due and payable.

If any provision of this Note is deemed by any court, having jurisdiction thereon to be invalid or unenforceable, the balance of this Note shall remain in effect; if any provision of this Note is deemed by any such court to be unenforceable because such provision is too broad in scope, such provision shall be construed to be limited in scope to the extent such court shall deem necessary to make it enforceable; and if any provision is deemed inapplicable by any such court to any person or circumstances, it shall nevertheless be construed to apply to all other persons and circumstances.

No delay or omission on the part of Greenstar in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right shall be effective unless in writing and signed by the Greenstar nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion.

This Note shall only be amended if such amendment is agreed to by both Debtor and Greenstar, in writing, and executed by both Debtor and Greenstar.

This Note shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to its rules of conflict of laws.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:
Name:
Title:

Date as of: September 16, 2011

Exhibit B

ASSIGNMENT AND PLEDGE OF STOCK

THIS ASSIGNMENT AND PLEDGE OF STOCK (“Assignment”) is made and entered into as of September 16, 2011 (the “Effective Date”), by and between GREEN PLAINS RENEWABLE ENERGY, INC., an Iowa corporation (the “Grantor”), and GREENSTAR NORTH AMERICA HOLDINGS INC., a Delaware corporation (the “Secured Party”).

Recitals

A. In accordance with that certain Stock Repurchase Agreement dated as of September 9, 2011 between Grantor and Secured Party (“Repurchase Agreement”), Secured Party sold 3,500,000 shares of Grantor’s stock (“Shares”) to Grantor in exchange for the Purchase Price (as defined in the Repurchase Agreement). Grantor has executed a Promissory Note in favor of Secured Party in the original principal amount of $14,000,000 for that portion of the Purchase Price due at a date to be determined pursuant to Section 4(b) of the Repurchase Agreement (as amended, modified, or restated, the “Note”).

B. As a material inducement for Secured Party to enter into the Repurchase Agreement and to accept the Note in lieu of full payment on the date herewith, Grantor has agreed to deliver this Assignment to Secured Party.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and Secured Party hereby agree as follows:

Agreement

1. Incorporation of Recitals and of Certain Provisions of the Repurchase Agreement. The above recitals are hereby incorporated in this Assignment by reference and made a part hereof. The provisions of Sections 6(a) (Seller’s Representations and Warranties), 11(d) (Notices), 11(g) (Governing Law), 11(j) (Trial by Jury) and 11(k) (Multiple Counterparts) of the Repurchase Agreement are hereby incorporated by reference into this Assignment as if fully set forth herein and shall apply mutatis mutandis to this Assignment.

2. Assignment and Grant of Security Interest. This Assignment is intended to be a security agreement pursuant to the Uniform Commercial Code as presently in effect in the State of Iowa (the “Code”) for any of the items specified below as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Code. Grantor hereby assigns and conveys to Secured Party, and hereby grants Secured Party a first priority security interest in, all of its right, title and interest in and to (a) 1,750,000 Shares, and all certificates, if any, representing such Shares, and all dividends, distributions of whatever nature, profits, liquidation proceeds, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, arising out of, or in exchange for, any or all of such Shares; (b) all proceeds of any of the foregoing, and other amounts or property of any kind whatsoever due or to become due to Grantor thereunder or with respect thereto; (c) all replacements of and additions to any of the foregoing; and (d) all of the foregoing whether now owned or hereafter acquired (all of the foregoing interests of all of the Grantor being hereinafter collectively referred to as the (“Collateral”).

3. Security for Indebtedness. The Collateral shall secure the payment and performance of all of Grantor’s obligations under the Repurchase Agreement, the Note and this Assignment, and any amounts expended by or on behalf of Secured Party for the protection and preservation of the security interest granted herein (collectively, the “Indebtedness”).

4. Further Assurance by Grantor Covenants.

(a) Grantor agrees that from time to time, at its sole expense, Grantor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or advisable, or that Secured Party may reasonably request, in order to protect the security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, with respect to all or any part of the Collateral without the signature of such Grantor where permitted by law.

(c) Grantor will defend the right, title and interest hereunder of the Secured Party, as a security interest in the Collateral granted by such Grantor, against the claims and demands of all persons whomsoever.

(d) Without the prior written consent of the Secured Party, the Grantor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, including replacements and additions thereto.

5. Delivery of Collateral. On the Effective Date, all certificates or instruments representing or evidencing any of the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon an Event of Default (as hereinafter defined), Secured Party shall have the right, at any time in its discretion, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Collateral.

6. Events of Default. An “Event of Default” under this Assignment shall be deemed to have occurred if any of the following occur: (a) the occurrence of an “Event of Default” as such term is defined and used in the Note; or (b) any default in the payment or performance under this Assignment or the Indebtedness.

7. Remedies Upon Default. If any Event of Default, as defined in Section 6 hereof, shall have occurred:

(a) Secured Party may exercise, in respect of the Collateral, in addition to any and all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code, and may also (without notice except as specified below) sell the Collateral at public or private sale, at Secured Party’s office or elsewhere, for cash, credit or future delivery and at such price or prices and upon such other terms as Secured Party may deem to be commercially reasonable as allowed under the Code. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by Secured Party in respect of any sale of, collection from (whether or not pursuant to a sale), or other realization upon (whether or not pursuant to a sale) all or any part of the Collateral may, in the sole discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 8 hereof) by Secured Party, against all or any part of the Indebtedness, in such order as the Secured Party shall elect, in its sole discretion. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Indebtedness shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

(c) The Secured Party may transfer the whole or any part of the Collateral into the name of the Secured Party or the name of its nominee and exercise all voting and other rights in connection with the Collateral.

(d) Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor hereby waives any claims against Secured Party by reason of the fact that the price at which any Collateral may have been sold at such a private sale, if commercially reasonable, was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one of offeree.

(e) Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

(f) Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Assuming that such sales are made in compliance with federal and state securities laws, Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any public or private sale.

(g) Grantor recognizes that Secured Party may elect in its sole discretion to sell all or a part of the Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”)), and Grantor and Secured Party agree that such private sales shall be made in a commercially reasonable manner and that Secured Party has no obligation to engage in public sales and no obligation to delay sale of any Collateral to permit the issuer thereof to register the Collateral for a form of public sale requiring registration under the Securities Act.

(h) If Secured Party disposes of the Collateral, Grantor agrees to pay any deficiency remaining after application of the net proceeds to any indebtedness secured hereby.

8. Expenses. Grantor will, upon demand, pay to Secured Party the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (a) the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of Secured Party hereunder, or (c) the failure by any Grantor to perform or observe any of the provisions hereof.

9. Security Interest Absolute. All rights of Secured Party and the security interest hereunder, and all obligations of Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note, or any other amendment or waiver of or any consent to any departure from any other agreement or instrument relating thereto; or

(c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor.

10. Continuing Assignment and Security Interest. This Assignment shall create a continuing assignment of and security interest in the Collateral and shall: (a) remain in full force and effect until payment and performance in full of all of the Indebtedness; (b) be binding upon Grantor and their respective successors and assigns; and (c) inure to the benefit of Secured Party, its representatives, successors, transferees and assigns. Upon the payment and performance in full of all of the Indebtedness owed by Grantor to Secured Party, the assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, Secured Party will execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

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COUNTERPART SIGNATURE PAGE TO

ASSIGNMENT AND PLEDGE OF STOCK

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date first above written.

GRANTOR:

GREEN PLAINS RENEWABLE ENERGY, INC.

By:
Name:
Title:

SECURED PARTY:

GREENSTAR NORTH AMERICA HOLDINGS INC.

By:
Name:
Title: